UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/28/2011

MF Global Holdings Ltd.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-33590

Delaware	98-0551260
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

717 Fifth Avenue
9th Floor
New York, New York 10022
(Address of principal executive offices, including zip code)

(212) 589-6200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.    Bankruptcy or Receivership

On October 31, 2011, MF Global Holdings Ltd. (the "Company" or "MF Global") and its subsidiary, MF Global Finance USA Inc. (together with the Company, the "Debtors"), filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Court") under case numbers 11-15059 and 11-15058, respectively. The Chapter 11 petitions have been assigned to the Honorable Judge Martin Glenn and are being jointly administered under the caption "In re MF Global Holdings, Ltd., et al." Case No. 11-15059 (MG).

On November 28, 2011, the Bankruptcy Court issued its order approving the appointment of the Hon. Louis J. Freeh, as Chapter 11 Trustee for the Debtors. Mr. Freeh is the founder and Chairman of Freeh Group International Solutions, LLC, an independent global risk management firm, and he is also a founder and the senior managing partner of the law firm of Freeh Sporkin & Sullivan, LLP.

Pursuant to the Bankruptcy Code, and subject to the supervision and approval of the Bankruptcy Court, the Chapter 11 Trustee will have authority over the Debtors' assets and affairs.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 28, 2011, and effective as of November 28, 2011, David P. Bolger, David Gelber, Eileen S. Fusco, Martin J.G. Glynn, Edward L. Goldberg, David I. Schamis, and Robert S. Sloan submitted their resignations as directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MF Global Holdings Ltd.

Date: December 02, 2011	By:	/s/ Jacqueline M. Giammarco
Jacqueline M. Giammarco
Senior Vice President and Secretary